UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2007

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33461	91-1971389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Pine Street San Francisco, California	94111
(Address of principal executive offices)	(Zip code)

(415) 392-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 19, 2007 (the “Redemption Date”), First Republic Preferred Capital Corporation (the “Company”), a wholly owned subsidiary of Merrill Lynch Bank & Trust Co., FSB, redeemed all of its outstanding shares of 8.875% Noncumulative Series B Preferred Stock (the “Series B Preferred Stock”). The 1,680,000 outstanding shares of the Series B Preferred Stock were redeemed at a total redemption price of $42.5 million. Each holder of record of the issued and outstanding Series B Preferred Stock received $25.00 per share, plus accrued and unpaid dividends to the Redemption Date at a rate of $0.296 per share. Following such redemption, the Company will not pay any future quarterly dividends with respect to the Series B Preferred Stock, and the former holders of shares of the Series B Preferred Stock will have no further rights arising out of their ownership of such shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
(Registrant)

Date: November 21, 2007	By:	/s/ Julie N. Miyachi
Julie N. Miyachi
Vice President, Operations, Director

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